Exhibit 1.1

                       SOLICITATION AGENT AGREEMENT

                                                      July __, 1994



    Lehman Brothers Inc.
    American Express Tower
    World Financial Center
    New York, New York  10285-0900

    Ladies and Gentlemen:

              1. The Transaction. Baroid Corporation, a Delaware corporation ("Baroid"), plans to solicit (the "Solicitation") the consents ("Consents") of registered holders of its 8% Senior Notes, due 2003 (the "Notes") as of a record date to be established in accordance with the Indenture referred to below (the "Record Date") to an amendment (the "Proposed Amendment") to the Indenture dated as of April 22, 1993 (the "Indenture"), between Baroid and Texas Commerce Bank National Association, as trustee (the "Trustee"). The purpose of the Solicitation and the Proposed Amendment is to amend or eliminate certain covenants contained in the Indenture, which changes are desired as a result of the merger (the "Merger"), effective as of January 21, 1994, of BCD Acquisition Corporation, a wholly owned subsidiary of Dresser Industries, Inc. ("Dresser"), with and into Baroid. Baroid intends to effect the Proposed Amendment to the extent that Baroid receives without revocation and delivers to the Trustee the Consents of the registered holders of Notes, as of the Record Date, of at least a majority in aggregate principal amount of the Notes outstanding and not owned by Baroid or any of its affiliates (collectively the "Requisite Consents").

              If Baroid delivers to the Trustee the Requisite Consents and the Proposed Amendment is to be effected, Dresser will fully and unconditionally guarantee (the "Guarantee") the due and punctual payment of the principal of and interest on the Notes, as amended by the Proposed Amendment (the "Amended Notes"). The Proposed Amendment and the Guarantee, if effected, will be contained in a supplement to the Indenture (the "Supplemental Indenture") executed by Dresser, Baroid and the Trustee. The Solicitation of Consents, the execution of the Supplemental Indenture and the issuance of the Guarantee pursuant thereto are hereinafter collectively referred to as the "Transaction".

              2. Registration Statement, Prospectus and Offering Materials. Dresser and Baroid have heretofore prepared and filed with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the Solicitation of Consents, the Proposed Amendment, the registration of the Guarantee to be issued pursuant to the Transaction and the Amended Notes, including the related preliminary consent solicitation statement/prospectus, and has prepared and proposes to file, prior to the effective date of such registration statement, an


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    amendment to such registration statement, including a final consent solicitation statement/ prospectus. The various parts of such registration statement, including the exhibits thereto
    and any documents   incorporated by reference therein, each as
    amended at the time such part became effective (including any post-effective amendments), are hereinafter collectively called the "Registration Statement". The final consent solicitation statement/prospectus included in the Registration Statement, including any documents incorporated therein by reference, is hereinafter referred to as the "Prospectus", except that if the final prospectus (including any supplements thereto) furnished to Lehman Brothers Inc. ("Lehman Brothers") for use in connection with the Solicitation of Consents differs from the prospectus on file at the Commission at the time of effectiveness (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to Lehman Brothers for such use (including any supplements thereto). The term "Prospectus" also includes letters to beneficial owners of Notes and the form of consent filed as exhibits to the Registration Statement. The Prospectus and the letters from Dresser and Baroid to securities dealers, commercial banks, trust companies and other nominees and any other offering materials and information that Dresser or Baroid may use or prepare, or expressly approve or authorize for use in connection with the Transaction are collectively hereinafter referred to as the "Offering Materials". As used in this Agreement, "Closing Date" shall mean the latter of (i) the date on which the Requisite Consents are delivered to the Trustee and (ii) the date on which the Supplemental Indenture is executed and delivered by the parties thereto.

              3.   Agreement to Act as Solicitation Agent.

              (a)  Dresser and Baroid hereby authorize Lehman
    Brothers to act as solicitation agent (in such capacity, the "Solicitation Agent") in connection with the Transaction, and, on the basis of the representations and warranties and agreements of Dresser and Baroid herein contained and, subject to and in accordance with the terms and conditions hereof, of the Fee Letter referred to in Section 4 and of the Registration Statement and the Offering Materials, Lehman Brothers agrees to act as Solicitation Agent and to use its best efforts to solicit Consents, and agrees to otherwise assist in the Transaction.
    Lehman Brothers shall not be subject to any liability to Dresser or Baroid (or any of Dresser's other affiliates) for any act or omission on the part of any broker or dealer in securities
    (other than itself) or any bank or trust company or any other person, and Lehman Brothers shall not be liable to Dresser or Baroid for its own acts or omissions in performing its obligations as Solicitation Agent hereunder, except for any losses, claims, damages, liabilities and expenses determined in a final judgment by a court of competent jurisdiction to have resulted from any such acts or omissions undertaken or omitted to be taken by Lehman Brothers through its gross negligence or willful misconduct. In soliciting Consents, Lehman Brothers, as


                                                                          3



    Solicitation Agent, shall not be deemed to be acting as the agent of Dresser or Baroid for any other purpose except as described herein, or as the agent of any broker, dealer, bank or trust company, and no broker, dealer, bank or trust company shall be deemed to be acting as Lehman Brothers' agent.

              (b) As soon as practicable after the Registration Statement becomes effective under the Securities Act, Dresser and Baroid shall distribute, by mailing, or causing to be mailed on their behalf, copies of the Prospectus and such of the other Offering Materials as is required to each holder of record of the Notes (a "Holder" and, collectively, the "Holders") (the date of the commencement of such distribution being hereinafter referred to as the "Commencement Date").

              (c) Dresser and Baroid shall furnish Lehman Brothers, or cause the transfer agents or registrars for the Notes (the "Transfer Agents and Registrars") or The Depository Trust Company ("DTC") to furnish Lehman Brothers, as soon as practicable after the date hereof (to the extent not previously furnished), with cards or lists or copies thereof showing the names of persons who were the holders of record or, to the extent available to Dresser and Baroid, the beneficial owners of the Notes as of a recent date, together with their addresses, and the principal amount of the Notes, held by them. Additionally, Dresser and Baroid shall use their best efforts to advise, or to cause the Transfer Agents and Registrars and DTC to advise, Lehman Brothers of any transfers of record by the beneficial owners of the Notes from time to time during the term of this Agreement as requested by Lehman Brothers. Lehman Brothers agrees to use such information only in connection with the Transaction and not to furnish such information to any other person except in connection with the Transaction.

              (d) Dresser and Baroid authorize Lehman Brothers to use the Offering Materials to solicit Consents for such period of time as any Offering Materials are required by law to be delivered in connection therewith, and Lehman Brothers agrees not to provide any information to Holders in connection with the Transaction other than the Offering Materials. Lehman Brothers further agrees, in connection with the Transaction, not to make any representations to Holders, the substance of which is not contained in the Offering Materials. Lehman Brothers shall not have any obligation to cause any Offering Materials to be transmitted generally to the Holders; provided, however, that Lehman Brothers shall deliver a Prospectus to Holders as required by law.

              (e) Dresser and Baroid authorize Lehman Brothers to communicate with any information agent retained by Baroid (the "Information Agent") with respect to matters relating to the Transaction.

              (f) Dresser and Baroid agree that any reference to Lehman Brothers in the Registration Statement, any Offering
    Materials or in any newspaper announcement or press release or


                                                                          4



    other document or communication is subject to the prior approval of Lehman Brothers. Lehman Brothers hereby approves the references to it in the preliminary prospectus and will approve substantially similar references to it in the final Prospectus.

              (g) As soon as practicable after the date hereof, Dresser and Baroid shall prepare, at their own expense, a form of a newspaper announcement in respect of the Solicitation and deliver such form of newspaper announcement to Lehman Brothers promptly following its preparation.

              (h) Except as required by applicable law, any advice or information to be provided by Lehman Brothers under this Agreement shall not be disclosed publicly or made available to third parties without the prior approval of Lehman Brothers, and accordingly, such advice or information shall not be relied upon by any person or entity other than Baroid and Dresser.

              4. Compensation and Expenses. (a) Dresser and Baroid jointly and severally agree to pay Lehman Brothers, as compensation for the services rendered by Lehman Brothers hereunder as Solicitation Agent in connection with the Transaction, the fees provided for in the separate letter agreement, dated as at March 1, 1994, between Dresser and Lehman Brothers (the "Engagement Letter") on the terms and conditions set forth therein.

              (b) Dresser and Baroid jointly and severally agree to reimburse Lehman Brothers for (i) any expenses incurred by Lehman Brothers on behalf of them (such as costs of advertising) consistent with prior discussions between Dresser and Lehman Brothers, and (ii) any other reasonable costs and expenses incident to the Transaction (including, without limitation, the reasonable fees, disbursement and expenses of counsel to Lehman Brothers) incurred by Lehman Brothers in connection with its services as Solicitation Agent hereunder; provided that Lehman Brothers will notify Dresser promptly after Lehman Brothers becomes aware that such expenses pursuant to this clause (b)(ii) exceed $75,000.

              5. Certain Covenants of Dresser and Baroid. Each of Dresser and Baroid covenants with Lehman Brothers as follows:

              (a) Dresser and Baroid will notify Lehman Brothers immediately, and, if requested by Lehman Brothers, confirm such notice in writing, (i) when the Registration Statement, including any post-effective amendment thereto, shall have become effective under the Securities Act or any supplement to the Prospectus or any amended Prospectus shall have been filed,
    (ii) of the receipt by it (or by any of its officers, representatives or attorneys) of any request of the Commission or any other governmental agency or authority to amend the Registration Statement or amend or supplement any Offering Materials or for additional information with respect thereto,
    (iii) of receipt (whether written or oral) by it (or by any of its officers, representatives or attorneys) of any other


                                                                          5



    relevant communication from the Commission relating to the Registration Statement or any Offering Materials, including, without limitation, any stop order suspending the effectiveness of the Registration Statement or of any order suspending or preventing the use of any Offering Materials. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, Dresser and Baroid shall make every reasonable effort to obtain the withdrawal of such order as promptly as practicable.

              (b) Dresser and Baroid shall advise Lehman Brothers as promptly as is reasonably practicable, and shall confirm such advice in writing if requested by Lehman Brothers, of the suspension of the solicitation of Consents, the Proposed Amendment or the qualification of the Guarantee and the Amended Notes for offering in any jurisdiction or of the institution or threat of any proceedings for any such purposes or if they determine not to proceed with the Solicitation.

              (c) Dresser and Baroid have furnished or will furnish to each of Lehman Brothers and its counsel, without charge, one copy of the Registration Statement as originally filed and of all amendments thereto, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts.

              (d) Dresser and Baroid will comply in all material respects with the Securities Act, the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder (the "Exchange Act"), the Trust Indenture Act of 1939, as amended, and the applicable rules and regulations promulgated thereunder (the "Trust Indenture Act") and the rules and regulations of the New York Stock Exchange in connection with the Registration Statement, the Offering Materials, the Transaction and the transactions contemplated hereby and thereby. If at any time when a Prospectus is required by the Securities Act to be delivered in connection with the Transaction, any event shall occur or condition exist as a result of which it shall be necessary for Dresser or Baroid to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order that the Prospectus or such other Offering Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Holder, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement the Prospectus or any other Offering Materials in order to comply with the requirements of the Securities Act or the Exchange Act, Dresser and Baroid shall promptly prepare, furnish copies to Lehman Brothers and file with the Commission, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Offering Materials comply with such requirements.


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              (e)  Dresser and Baroid will deliver to Lehman
    Brothers, without charge, as soon as the Registration Statement shall have become effective and thereafter from time to time as requested during the period when a Prospectus is required by the Securities Act to be delivered in connection with the Transaction, such number of copies of the Prospectus and the other Offering Materials (as supplemented or amended) as Lehman Brothers may reasonably request.

              (f) Dresser and Baroid shall use their reasonable efforts to qualify the Solicitation of Consents, the Proposed Amendments, the Guarantee and the Amended Notes for issuance under the state securities or blue sky laws of such jurisdictions as are reasonably necessary for the consummation of the Transaction and shall use their reasonable efforts to comply promptly with such laws so as to permit the continued qualification of the Guarantee and the continuation of the Transaction in such jurisdictions for such time as may be necessary to conduct the Transaction; provided, however, that in connection therewith neither Dresser nor Baroid shall be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

              (g) If the Guarantee is issued pursuant to the Transaction, Dresser agrees to make generally available to its security holders as soon as practicable an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act (including Rule 158 thereunder) covering a twelve-month period beginning not later than the first day of Dresser's fiscal quarter next following the effective date of the Registration Statement.

              (h) Dresser and Baroid jointly and severally agree to pay all costs and expenses incurred in connection with the performance of their obligations in connection with this Agreement and the Transaction including, without limitation, (i) the fees, disbursements and expenses of counsel to Dresser and Baroid, counsel to Dresser's and Baroid's accountants, (ii) all expenses in connection with the qualification of the Solicitation of Consents, the Proposed Amendments, the Guarantee and the Amended Notes for issuance under state securities or blue sky laws as provided herein, (iii) the costs of preparing, printing, filing and distributing the Registration Statement and the Offering Materials, including, without limitation, any newspaper announcement in respect of the Solicitation, (iv) the fees and expenses of the Transfer Agents and Registrars, the Trustee and the Information Agent, (v) all other costs and expenses incident to the Transaction incurred by Dresser and Baroid and (vi) in accordance with Section 4(b) hereof, the costs and expenses incurred by Lehman Brothers.


                                                                          7



              (i) Dresser and Baroid shall advise or cause the Information Agent to advise Lehman Brothers from day to day during the period of, and promptly after the expiration of, the Transaction, as to all names and addresses of Holders who have delivered Consents or who have revoked Consents, and the aggregate principal amount of Notes for which Consents have been received or revoked during the immediately preceding day, indicating the aggregate principal amount of Notes for which Consents have been verified as to proper form, rejected or being precessed and as to such other information as Lehman Brothers may reasonably request; and will notify Lehman Brothers, not later than 5:00 P.M., New York City time, on the first business day following the Expiration Date (as defined in the Offering Materials), of the aggregate principal amount of Notes for which Consents have been received or revoked, indicating the aggregate principal amount of Notes for which Consents have been verified as to proper form, rejected or being processed.

              (j)  Dresser and Baroid shall promptly give Lehman
    Brothers notice of any change in the Expiration Date or the Effective Time (as such terms are defined in the Offering
    Materials) of the Transaction.

              (k) Dresser and Baroid will promptly file any report or other document required to be filed by either of them with the Commission pursuant to Section 13 or 14 of the Exchange Act during the period of time referred to in Section 5(d) hereof. Dresser and Baroid shall deliver to Lehman Brothers, without charge, such number of copies of such report or other document as Lehman Brothers may reasonably request.

              6.   Representations and Warranties of Dresser and
    Baroid. Dresser and Baroid jointly and severally represent and warrant to Lehman Brothers that:

              (a) On the effective date of the Registration Statement and on the Closing Date, (i) the Registration Statement and the Prospectus and any amendments or supplements thereto will comply in all material respects with the requirements of the Securities Act and the Trust Indenture Act;
    (ii) neither the Registration Statement nor any amendment thereto (on its effective date) will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) neither the Prospectus nor the other Offering Materials and any amendments or supplements thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to Dresser and Baroid by Lehman Brothers expressly for use in the Registration Statement or Prospectus or the other Offering Materials.


                                                                          8



              (b) Each document or portion thereof incorporated by reference in the Prospectus complied when filed with the Commission in all material respects with the provisions of the Exchange Act, and each document, if any, hereafter filed under the Exchange Act and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the requirements of such Exchange Act.

              (c) Each of Price Waterhouse, Ernst & Young and Coopers & Lybrand, each of whom have reported upon the audited financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the Securities Act.

              (d) This Agreement has been duly authorized, executed and delivered by Dresser and Baroid.

              (e) The consolidated financial statements and the related notes of Dresser and Baroid included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the consolidated financial position of Dresser and Baroid as of the dates indicated and the consolidated results of operations and cash flows of Dresser and Baroid for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise noted therein and subject, in the case of any interim statements, to normal year-end audit adjustments. The financial statement schedules, if any, included in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the information required to be stated therein. The selected financial data included in the Registration Statement and the Prospectus present fairly in accordance with generally accepted accounting principles the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus.

              (f) The Supplemental Indenture has been duly authorized and, as of the Closing Date, will have been duly executed and delivered by Dresser, Baroid and the Trustee, will have been duly qualified under the Trust Indenture Act and will constitute a valid and binding obligation of Dresser and Baroid, enforceable against Dresser and Baroid in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law.)

              (g) The Guarantee has been duly authorized by Dresser. When the Supplemental Indenture is executed and delivered by Dresser, Baroid and the Trustee at the Closing


                                                                          9



    Date, the Guarantee will constitute a valid and binding obligation of Dresser enforceable against Dresser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (h) The Amended Notes are in a form contemplated by the Indenture, as amended by the Supplemental Indenture, and have been duly authorized by Baroid, and when issued in accordance with the Indenture, as amended by Supplemental Indenture, will be legal, valid and binding obligations of Baroid enforceable against Baroid in accordance with their terms and entitled to the benefits of the Indenture, as amended by the Supplemental Indenture, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

              (i)  The Guarantee, the Amended Notes and the
    Supplemental Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (j)  Since the respective dates as of which
    information is given in the Registration Statement and the Prospectus, except as described therein or contemplated thereby, there has not been any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of Dresser and its consolidated subsidiaries, taken as a whole, whether or not arising in the ordinary course of business.

              (k) The execution and delivery of this Agreement and the Supplemental Indenture, the issuance of the Guarantee, the Transaction and the consummation by Dresser and Baroid of the transactions contemplated in this Agreement and in the Registration Statement and the Offering Materials and compliance by Dresser and Baroid with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of Dresser and Baroid and do not and will not result in a breach of any of the terms and provisions of, or constitute a default under, any indenture, deed of trust or other agreement or instrument to which Baroid or Dresser is a party or by which each of them or any of them is bound, or Dresser's or Baroid's Articles or Certificate of Incorporation or By-Laws, or, to the best of their knowledge, any order, rule or regulation applicable to Dresser or Baroid of any court, federal or state regulatory body, administrative agency or other governmental body having jurisdiction over Dresser or Baroid or any of their respective properties.


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              7.   Indemnification and Contribution.  (a)  Dresser
    and Baroid jointly and severally agree to indemnify Lehman Brothers and its affiliates and their respective directors, officers, employees, agents and controlling persons from and against any and all losses, claims, damages and liabilities, joint or several, to which such indemnified party may become subject under any applicable federal or state law, or otherwise, and will reimburse such indemnified party immediately for all expenses (including reasonable counsel fees and expenses) in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such indemnified party is a party, (A) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (B) related to or arising out of the Transaction or the engagement of Lehman Brothers pursuant to, and the performance by Lehman Brothers of the services contemplated by, this Agreement. Dresser and Baroid will not be liable under clause (B) of the foregoing indemnification provision to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted from Lehman Brothers' gross negligence or willful misconduct.

              Dresser and Baroid shall not, however, be liable to any indemnified party for any loss, claim, damage or liability under this Section 7(a) to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement or the Offering Materials in reliance upon and in conformity with information furnished in writing to Dresser or Baroid by Lehman Brothers expressly for use in the Registration Statement or the Offering Materials.

              (b) Lehman Brothers agrees to indemnify Dresser and Baroid and their directors, their respective officers and controlling persons from and against any and all losses, claims, damages and liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Offering Materials, or arising out of or based upon the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which untrue statement or omission or alleged untrue statement or omission was made in the Registration Statement or the Offering Materials in reliance upon information furnished in writing to Dresser or Baroid by Lehman Brothers expressly for use in the Registration Statement or the Offering Materials.


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              (c)  If the indemnification provided for in Section
    7(a) or 7(b) is for any reason held unenforceable or unavailable as to an indemnified party, although otherwise applicable in accordance with its terms, the indemnifying party, on the one hand, and the indemnified party, on the other hand, shall contribute to such loss, claim, damage or liability, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits to Dresser and Baroid on the one hand, and Lehman Brothers on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative faults of Dresser and Baroid on the one hand, and Lehman Brothers on the other hand, as well as any other equitable considerations; provided, however, that in no event shall the amount to be contributed by Lehman Brothers pursuant to this Section 7(c) exceed the amount of the fees actually received by Lehman Brothers hereunder. The foregoing indemnity and contribution agreements shall be in addition to any rights that any indemnified party may have at common law or otherwise. No investigation or failure to investigate by an indemnified party shall impair the foregoing indemnification and contribution agreement or any rights an indemnified party may have.

              (d) In the event Lehman Brothers or its affiliates or their respective directors, officers, employees, agents or controlling persons appears as a witness in any action brought by or on behalf of or against Dresser or Baroid in which such person is not named as defendant, Dresser and Baroid jointly and severally agree to reimburse Lehman Brothers for all reasonable expenses incurred by it in connection with such person's appearing and preparing to appear as such a witness, including, without limitation, the fees and disbursements of its legal counsel.

              (e) Dresser and Baroid agree to notify Lehman Brothers promptly of the assertion against either of them or any of their affiliates of any claim or the commencement of any action or proceeding relating to a transaction contemplated by this Agreement, and Lehman Brothers agrees to notify Dresser and Baroid promptly after receipt of notice of any claim or the commencement of any action or proceeding against Lehman Brothers or any of its affiliates or their respective directors, officers, employees, agents or controlling persons relating to a transaction contemplated by this Agreement. No indemnifying party hereunder shall be liable, in connection with any single or series of related actions, for the reasonable fees and expenses of more than one firm of attorneys (and, if necessary, one local firm of attorneys). No indemnifying party shall effect, without the prior written consent of the indemnified party, any settlement of any pending or threatened proceeding unless such settlement includes an explicit and unconditional release from the party bringing such proceeding of all indemnified parties.

              8. Conditions to Lehman Brothers' Obligations. The obligations of Lehman Brothers hereunder shall at all times be subject to the accuracy of the representations and warranties of Dresser and Baroid contained herein or in certificates of any officer thereof delivered pursuant to the provisions hereof, to the performance in all material respects by Dresser and Baroid of their obligations hereunder to be performed, and the following additional conditions:

              (a) The Registration Statement shall have become effective; and at or prior to the Commencement Date and the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to Lehman Brothers' knowledge or the knowledge of Dresser or Baroid, shall be contemplated or threatened by the Commission and there shall not have been any material legal action or other administrative proceeding instituted or threatened against Dresser, Baroid or against Lehman Brothers relating to Lehman Brothers acting in its capacity as Solicitation Agent with respect to the Transaction and any request made to Dresser or Baroid on the part of the Commission for additional information with respect to the Registration Statement or the Prospectus shall have been complied with;

              (b) On the Closing Date, Lehman Brothers shall have received, from Rebecca R. Morris, Vice President-Corporate Counsel and Secretary of Dresser and Vice President of Baroid, opinions which shall be reasonably satisfactory in form and substance to Lehman Brothers. Additionally, Lehman Brothers shall have received such opinions of Simpson Thacher & Bartlett, counsel to Lehman Brothers, as and when Lehman Brothers may reasonably require.

              (c) On the Closing Date, Lehman Brothers shall have received "comfort" letters, addressed to Lehman Brothers and dated as of such date, from Price Waterhouse and Ernst & Young, independent public accountants for Dresser and Baroid, respectively, in form and substance reasonably satisfactory to Lehman Brothers.

              (d) On the Closing Date, there shall have been delivered to Lehman Brothers certificates of a vice president and chief financial officer of Dresser and a vice president and chief financial officer of Baroid, dated as of the date of delivery, (i) evidencing compliance with, and stating that, the representations and warranties set forth in Section 6 hereof are accurate on such date; (ii) Dresser and Baroid have duly performed, in all material respects, all obligations required to be performed by them pursuant to the terms of this Agreement;
    and (iii) the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration
    Statement has been issued and no proceeding for the purpose has been initiated or, to the knowledge of Dresser or Baroid, respectively, threatened by the Commission and all requests for additional information on the part of the Commission have been complied with or otherwise satisfied.

              (e) All corporate proceedings taken in accordance with the Transaction, including, without limitation, the authorization and issuance of the Guarantee and the authorization, execution and delivery of the Supplemental Indenture, shall be in form and substance reasonably satisfactory to Lehman Brothers and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the matters referred to in subsection (b) of this Section 8.

              (f) The Fee Letter shall have been executed and delivered by the parties hereto.

              Lehman Brothers, as Solicitation Agent, shall have a reasonable period of time after discovering or being informed of a breach in any of the foregoing conditions to elect whether to continue to act as Solicitation Agent.

              9.   Termination.

              (a)  This Agreement shall terminate upon the
    earliest to occur of (i) the Closing Date, (ii) December 31, 1994, (iii) the tenth day following the date on which one party hereto gives written notice to the other parties hereto that this Agreement is terminated, (iv) immediately upon receipt by Lehman Brothers of written notice from Baroid stating that Baroid, in its sole judgement, has decided not to proceed with the Solicitation, and (v) following the material breach by Lehman Brothers of its obligations as Solicitation Agent hereunder, immediately upon receipt by Lehman Brothers of written notice from Dresser or Baroid specifying the grounds for such termination (the earliest to occur of clauses (i), (ii), (iii), (iv) and (v) being referred to as the "Termination Date"); provided that Lehman Brothers shall be entitled to any fees then due to it at the time of such termination or expiration and to its full fee pursuant to Section 2(b) of the Engagement Letter if Lehman Brother's services hereunder are terminated by Dresser or Baroid and if any solicitation of consents to amend the terms of the Notes (or any tender or exchange offer with similar purpose or effect) is consummated within one year of such termination.

              (b) Notwithstanding termination of this Agreement pursuant to Section 9(a) or following the resignation of Lehman Brothers as Solicitation Agent if the conditions in Section 8 are not satisfied, Sections 3(f), 4, 5(h) and 7 shall survive any termination of this Agreement.

              10. Notices. All communications given hereunder shall be, except as otherwise provided, delivered at, or mailed or telegraphed to the following addresses: (a) if to Dresser or Baroid, at 2001 Ross Avenue, Dallas, Texas 75201, attention:

    Paul Willey, (b), if to Lehman Brothers, at World Financial Center, 200 Vesey Street, New York, New York 10285, attention:
    Steven Delaney with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017-3909, attention:
    Robert E. Spatt, Esq. Any notice under Section 7 or 9 hereof may be made by telex or telephone, but if so made, shall be subsequently confirmed in writing.

              11.  Survival of Certain Provisions.  The
    representations, warranties, indemnities and agreements of Dresser and Baroid will remain operative and in full force and effect regardless of any investigation made by or on behalf of Dresser, Baroid or Lehman Brothers or any affiliate or controlling person and will survive the consummation of the Transaction.

              12. Governing Law; Submission to Jurisdiction; Service of Process. The terms of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed in that State. Dresser, Baroid and Lehman Brothers hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States District Courts located in the City of New York for any lawsuits, actions or other proceedings arising out of or relating to this Agreement and agree not to commence any such lawsuit, action or other proceeding except in such courts. Dresser and Baroid further agree that service of any process, summons, notice or document by mail to such party's address set forth in Section 10 shall be effective service of process for any lawsuit, action or other proceeding brought against such party in any such court. Dresser, Baroid and Lehman Brothers hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action, or other proceeding arising out of or relating to this Agreement in the courts of the State of New York or the United States District Courts located in the City of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Any right to trial by jury with respect to any lawsuit, claim or other proceeding arising out of or relating to this Agreement or the services to be rendered by Lehman Brothers hereunder is expressly and irrevocably waived.

              13. Severability. If any term or provision of this Agreement or the application thereof shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction solely to the extent of such invalidity or unenforceability without rendering invalid or unenforceable any remaining terms or provisions hereof or affecting the validity or enforceability of such term or provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that renders any term or provision of this Agreement invalid or unenforceable in any respect.

              14. Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of such counterparts, when so executed and delivered, shall be deemed to be an original and all of such counterparts, taken together, shall constitute one and the same Agreement.

              15. Successors. This Agreement is made solely for the benefit of Lehman Brothers, Dresser and Baroid and, to the extent expressed, the Indemnified Parties and their executors, administrators, successors and assigns, and no other persons shall acquire or have any right under or by virtue of this Agreement.


               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among Dresser, Baroid and Lehman Brothers in accordance with its terms.


                                  Very truly yours,

                                  DRESSER INDUSTRIES, INC.


                                  By:______________________
                                     Name:
                                     Title:


                                  BAROID CORPORATION


                                  By:______________________
                                     Name:
                                     Title:

    Confirmed and accepted as
    of the date first above written:

    LEHMAN BROTHERS INC.


    By:______________________
       Name:
       Title: